EXHIBIT 14.2

Grant Thornton Argentina Av. Corrientes 327 Piso 3° C1043AAD – Buenos Aires Argentina T +54 11 4105 0000 F +54 11 4105 0100 E post@ar.gt.com

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 8, 2017, with respect to the financial statements of Pointer Argentina S.A. for the years ended December 31, 2016, 2015, and 2014; such report has been referenced in the Annual Report of Pointer Telocation Ltd., on Form 20-F for the year ended December 31, 2016. We hereby consent to the incorporation by reference of said report in the Registration Statements of Pointer Telocation Ltd., on Forms F-3 (No. 333-111019, No. 333-119998, No. 333-126257, No. 333-143399, No. 333-167144, 333-187384, 333-194483 and No. 333-199535 and No. 333-212326) and on Forms S-8 (No. 333-173155, No. 333-118897, No. 333-113420, No. 333-141306, and No. 333-139717 and No. 333-214775) filed with the Securities and Exchange Commission.

/s/ GRANT THORNTON ARGENTINA

Buenos Aires, Argentina

April 27, 2017